Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292061

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2025)

$625,000,000

0.00% Convertible Senior Notes due 2032

We are offering $625,000,000 aggregate principal amount of our 0.00% convertible senior notes due 2032. In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $75,000,000 aggregate principal amount of notes solely to cover over-allotments.

MATURITY; NO REGULAR INTEREST

The notes will not bear regular interest, and the principal amount of the notes will not accrete. Special interest will accrue on the notes in the circumstances and at the rates described in this prospectus supplement.

CONVERSION

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, October 15, 2031 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 11.4844 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $87.07 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any.

RANKING

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

CONCURRENT EQUITY OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement 3,100,776 shares of our common stock (or, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 1,550,387 shares of our common stock), plus up to an additional 465,116 shares of our common stock that the underwriters of the concurrent equity offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent equity offering, and the completion of the concurrent equity offering is not contingent on the completion of this offering.

LISTING; COMMON STOCK

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The Nasdaq Global Select Market under the symbol “ARWR.” On January 7, 2026, the last reported sale price of our common stock was $65.69 per share.

	Per Note	Total
Public offering price	100.00%	$625,000,000
Underwriting discounts and commissions(1)	2.60%	$16,250,000
Proceeds, before expenses, to us	97.40%	$608,750,000

(1)	We refer you to “Underwriting” beginning on page S-76 of this prospectus supplement for additional information regarding underwriting compensation.

An investment in the notes involves risks. See “Risk Factors” beginning on page S-10.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about January 12, 2026, which will be the third trading day after the date of this prospectus supplement. Currently, trades in the secondary market for convertible notes ordinarily settle one trading day after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the trading day preceding the delivery of the notes in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Book-Running Managers

J.P. Morgan	Jefferies

Bookrunners

BofA Securities	Piper Sandler	RBC Capital Markets

Financial Advisor to Arrowhead Pharmaceuticals, Inc.

Matthews South, LLC

Prospectus Supplement dated January 7, 2026.

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ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents dated prior to the date of this prospectus supplement and incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus supplement, (i) the term “issuer” refers to Arrowhead Pharmaceuticals, Inc. and not to its subsidiaries and (ii) “Arrowhead,” the “Company,” “we,” “us,” and “our” and similar terms refer to Arrowhead Pharmaceuticals, Inc. and its subsidiaries, unless the context indicates otherwise. References to our “common stock” refer to the common stock, par value $0.001 per share, of Arrowhead Pharmaceuticals, Inc. Our fiscal year end is September 30.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein are based on management’s own estimates, independent publications, government publications, reports by market research

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firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

This prospectus supplement and the accompanying prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we intend that such forward-looking statements be subject to the safe harbors contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that our actual results may differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, statements regarding the progress and timing of our clinical trials, the safety and efficacy of our product candidates, the goals of our development activities, estimates of the potential markets for our product candidates, our projected cash needs and our expected future revenues, operations and expenditures. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “plan,” “intend,” “assume,” “continue,” “predict,” “potential” and other expressions which predict or indicate future events and trends and which do not relate solely to historical matters. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:

•	statements about the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our expectations regarding our commercialization efforts for REDEMPLO;

•

our expectations regarding the potential benefits of the partnership, licensing and/or collaboration arrangements and other strategic arrangements and transactions we have entered into or may enter into in the future;

•	our beliefs and expectations regarding the amount and timing of future milestone, royalty or other payments that could be due to or from third parties under existing agreements;

•	our estimates regarding future revenues, research and development expenses, capital requirements and payments to third parties;

•	regulatory developments in the United States and foreign countries, including pharmaceutical and biological product marketing regulation;

•	our ability to attract and retain key scientific and management personnel;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for REDEMPLO and future product candidates;

•	our expectations regarding the completion of, and use of proceeds from, this offering and the concurrent common stock offering; and

•	other factors detailed from time to time in our filings with the SEC.

In addition, the factors described under the section captioned “Risk Factors” in this prospectus supplement and the accompanying prospectus, as may be updated from time to time by our future filings under Exchange Act and elsewhere in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may result in these differences. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates at the date of this prospectus supplement or the other document containing the forward-looking statement, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement titled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Overview

Arrowhead develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and modes of delivery, Arrowhead’s therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes.

There are currently 19 Arrowhead discovered drug candidates in clinical trials ranging from early stage (Phase 1) to late stage (Phase 3). In addition, Arrowhead has a robust discovery stage pipeline which is capable of generating multiple new clinical candidates each year.

Arrowhead recently achieved a transformational milestone with its first commercial launch in 2025, when the U.S. Food and Drug Administration approved REDEMPLO® (plozasiran) as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (“FCS”). Additionally, phase 3 studies (SHASTA-3, SHASTA-4 and SHASTA-5) for severe hypertriglyceridemia (“sHTG”) have been fully enrolled, and Arrowhead plans to file a supplemental New Drug Application for this indication in 2026, pending successful completion of Phase 3 clinical studies. Arrowhead has built a commercial organization to support marketing in FCS, a rare disease, and plans to progressively build its commercial capabilities to also support marketing in sHTG, a higher prevalence disease which will require a larger commercial footprint.

Arrowhead has entered into multiple license and collaboration agreements with leading biotech and pharmaceutical companies, including Sarepta Therapeutics, Inc., Amgen Inc., Takeda Pharmaceutical Company Limited, GlaxoSmithKline Intellectual Property (No. 3) Limited and Novartis Pharma AG, for programs that Arrowhead does not intend to commercialize independently. This approach aims to expand the reach of Arrowhead’s technology and provides a source of non-dilutive capital to support REDEMPLO and other wholly-owned programs through commercial stage.

Corporate Information

Our executive offices are located at 177 E. Colorado Blvd., Suite 700, Pasadena CA 91105, and our telephone number is (626) 304-3400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page S-89 and page S-88, respectively, of this prospectus supplement.

Recent Developments

Concurrent Equity Offering

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, 3,100,776 shares of our common stock (or, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 1,550,387 shares of our common stock), plus up to an additional 465,116 shares of our common stock that the underwriters of the concurrent equity offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent equity offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent common stock offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering. The prospectus supplement for the concurrent common stock offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement. See “The Concurrent Equity Offering.”

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Arrowhead Pharmaceuticals, Inc. and not to its subsidiaries.

Issuer	Arrowhead Pharmaceuticals, Inc.

Notes	$625,000,000 aggregate principal amount of 0.00% convertible senior notes due 2032. We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $75,000,000 aggregate principal amount of notes solely to cover over-allotments.

Settlement	We expect that delivery of the notes will be made to investors on or about January 12, 2026, which will be the third trading day after the date of this prospectus supplement. Currently, trades in the secondary market for convertible notes ordinarily settle one trading day after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the trading day preceding the delivery of the notes in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity	January 15, 2032, unless earlier repurchased, redeemed or converted.

No Regular Interest; Special Interest	The notes will not bear regular interest, and the principal amount of the notes will not accrete. Special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

If any special interest accrues on the notes, then such interest will be payable semi-annually in arrears on the next January 15 or July 15, as applicable, to noteholders of record as of the close of business on the immediately preceding January 1 or July 1, respectively.

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

•	if we call such notes for redemption; and

•	at any time from, and including, October 15, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 30 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 11.4844 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $87.07 per share, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See “Description of Notes—Conversion Rights.”

Optional Redemption

The notes will be redeemable, in whole or in part (subject to the partial redemption limitation described below), at our option at any time, and from time to time, on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, pursuant to the partial redemption limitation, we may not redeem less than all of the outstanding notes unless at least $75.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

The Nasdaq Global Select Market Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “ARWR.” On January 7, 2026, the last reported sale price of our common stock was $65.69 per share.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $608.2 million (or approximately $681.3 million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $42.8 million of the net proceeds to fund the cost of entering into the capped call transactions described below. We intend to use the remainder of the net proceeds from this offering, together with the net proceeds from the concurrent equity offering described below, if it is consummated, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. A portion of the net proceeds may also be used to prepay the loans under the Credit Facility (as defined in this prospectus supplement). If the underwriters exercise their option to purchase additional notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. We estimate that the net proceeds to us from the concurrent equity offering, if it is consummated, will be approximately $188.3 million (or approximately $216.6 million if the underwriters of the concurrent equity offering fully exercise their option to purchase up to an additional 465,116 shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses. See “Use of Proceeds.”

Concurrent Equity Offering	Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, 3,100,776 shares of our common stock (or, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 1,550,387 shares of our common stock), plus up to an additional 465,116 shares of our common stock that the underwriters of the concurrent equity offering have the option to purchase from us. We estimate that the net proceeds to us from the concurrent equity offering, if it is consummated, will be approximately $188.3 million (or approximately $216.6 million if the underwriters of the concurrent equity offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent equity offering, and the completion of the concurrent equity offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent equity offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent equity offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent equity offering. The prospectus supplement for the concurrent equity offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement. See “The Concurrent Equity Offering.”

Concurrent Capped Call Transactions	In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with one or more of the underwriters or their affiliates and/or other one or more financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties.

If the underwriters exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties. We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes after October 15, 2031 or following any repurchase of the notes by us in connection with any fundamental change or redemption and (y) may do so following any repurchase of notes by us other than in connection with any fundamental change or redemption). This activity could also cause or avoid an increase or decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—The capped call transactions may affect the value of the notes and our common stock” and “Underwriting—Capped Call Transactions.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax considerations of purchasing, owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon conversion of the notes, see “Material U.S. Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

RISK FACTORS

An investment in the notes involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2025, which is incorporated by reference in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition, results of operations, prospects or cash flow could be seriously harmed. This could cause the trading price of the notes and our common stock, including any shares of common stock issuable upon conversion of the notes, to decline, resulting in a loss of all or part of your investment. As used in this section, “we,” “our” and “us” refer to Arrowhead Pharmaceuticals, Inc. and not to its subsidiaries.

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of September 30, 2025, excluding our subsidiaries and intercompany indebtedness (and excluding 72.9 million Chinese Yuan ($10.3 million) outstanding as of September 30, 2025 under the credit facility of a variable interest entity, Visirna Therapeutics Inc. (“Visirna”), for which we are the primary beneficiary), we had approximately $254.9 million of indebtedness for borrowed money (including unamortized debt issuance costs and current portion), all of which consisted of senior, secured indebtedness under the Financing Agreement (as defined below), which establishes the Credit Facility. As of September 30, 2025, excluding guarantees of our indebtedness under the Credit Facility and the credit facility of Visirna, our subsidiaries had approximately $12.7 million of liabilities, including trade payables but excluding intercompany liabilities. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of September 30, 2025, we had approximately $254.9 million of consolidated indebtedness for borrowed money (including unamortized debt issuance costs and current portion), not including 72.9 million Chinese Yuan

($10.3 million) outstanding as of September 30, 2025 under the credit facility of a variable interest entity, Visirna, for which we are the primary beneficiary. We will incur $625.0 million (or, if the underwriters fully exercise their option to purchase additional notes, $700.0 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, our existing Credit Facility contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness limits our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid special interest, if any, in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. For example, the Credit Facility restricts us from paying cash amounts on the notes in connection with their conversion (other than cash in lieu of any fractional share of our common stock due upon conversion of the notes) or in connection with our requirement to offer to repurchase the notes following a fundamental change. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock; and

•	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $500.00 per share or less than $64.50 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 15.5038 shares per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of September 30, 2025, we had reserved approximately 2.6 million shares of our common stock for the grant of stock options and restricted stock unit awards under our equity compensation plans. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution, for U.S. federal income tax purposes, to you even though no cash or other property is received. If we adjust the conversion rate as a result of a dividend that is taxable to our common stockholders, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash or property. Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. In addition, if we do not adjust (or do not adequately adjust) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend.

If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), then any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes (or, in certain circumstances, from the issuance of shares of common stock upon a conversion of the notes) or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the redemption or retirement of such note) or such common stock by you or from your other funds or assets. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Material U.S. Federal Income Tax Considerations.”

A rating agency may rate the notes and may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws any such rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before October 15, 2031, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before October 15, 2031, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 30 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments or at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

Because the notes will not bear regular interest, you may not earn a return on your investment in the notes.

The notes will not bear regular interest, and the principal amount of the notes will not accrete. Although special interest will accrue on the notes in certain circumstances, as described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults,” the notes may mature or be redeemed by us without the accrual or payment of any interest. Accordingly, you may not earn any return on your investment in the notes unless you resell them at a price that exceeds the price at which you purchased the notes or you realize a gain in connection with the conversion of your notes. You may not be able to resell your notes at favorable prices, and the trading price of our common stock may never exceed the conversion price of the notes. As a result, your investment in the notes may not earn any return at all and may result in losses.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing amortized interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash special interest payments, if any, we may be required to pay on the notes, which will result in lower reported income.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above.

The capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions will cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of our common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes after October 15, 2031 or following any repurchase of the notes by us in connection with any fundamental change or redemption and (y) may do so following any repurchase of notes by us other than in connection with any fundamental change or redemption). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of the Concurrent Capped Call Transactions.”

We are subject to counterparty risk with respect to the capped call transactions, and the capped call transactions may not operate as planned.

The option counterparties are, or are affiliates of, financial institutions, and we will be subject to the risk that they might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions, including the bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If an option counterparty becomes subject to insolvency proceedings, then we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with that option counterparty. Our exposure will depend on many factors, but, generally, the increase in our exposure will be correlated with increases in the market price or the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of any option counterparty.

In addition, the capped call transactions are complex, and they may not operate as planned. For example, the terms of the capped call transactions may be subject to adjustment, modification or, in some cases, renegotiation if certain corporate or other transactions occur. Accordingly, these transactions may not operate as we intend if we are required to adjust their terms as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the capped call transactions.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, special interest, if any, and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $608.2 million (or approximately $681.3 million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $42.8 million of the net proceeds to fund the cost of entering into the capped call transactions described in this prospectus supplement. We intend to use the remainder of the net proceeds from this offering, together with the net proceeds from the concurrent equity offering described in this prospectus supplement, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. A portion of the net proceeds may also be used to prepay the loans under the Credit Facility. The loans under the Credit Facility bear interest at an annual rate of 15.0%, which is paid in kind and added to the outstanding principal balance of the Credit Facility each period. The outstanding principal balance of the Credit Facility, including amounts representing accrued but unpaid interest previously paid in kind, is due and payable on August 7, 2031. If the underwriters exercise their option to purchase additional notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described in this prospectus supplement.

We estimate that the net proceeds to us from the concurrent equity offering, if it is consummated, will be approximately $188.3 million (or approximately $216.6 million if the underwriters of the concurrent equity offering fully exercise their option to purchase up to an additional 465,116 shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

Based on our current business plans, we believe that the net proceeds from this offering, together with the net proceeds from the concurrent equity offering and our existing cash, cash equivalents and short-term investments will be sufficient to fund our planned operations into fiscal year 2029. The amount and timing of our actual expenditures will depend on numerous factors, including the commercialization efforts for REDEMPLO, the potential benefits of the partnership, licensing and/or collaboration arrangements and other strategic arrangements and transactions we have entered into or may enter into in the future, pace and results of our research and development efforts, the timing and success of clinical trials, the timing and costs associated with the manufacture and supply of product candidates, the timing of regulatory submissions and any unforeseen cash needs. For additional information regarding our potential capital requirements, including factors that could cause actual costs to vary from the estimates set forth above, see “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term with maximum maturity of 24 months, interest-bearing instruments such as U.S. government securities, municipal bonds and corporate debt with ratings higher than A/A2.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of September 30, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and sale of $625,000,000 aggregate principal amount of the notes we are offering, after deducting the underwriting discounts and commissions and our estimated offering expenses; and

•

on a pro forma as adjusted basis to give further effect to the issuance and sale of 3,100,776 shares of our common stock in the concurrent equity offering (assuming no issuance of pre-funded warrants in the concurrent equity offering and no exercise of the option of the underwriters of the concurrent equity offering to purchase up to 465,116 additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent equity offering is consummated.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of September 30, 2025
	Actual	As adjusted	Pro forma as adjusted
	(In thousands, except share and per share data)
Cash, cash equivalents and restricted cash(1)(2)	$88,706	$696,927	$885,183

Debt:
Credit facility(3)	$254,883	$254,883	$254,883
Principal amount of 0.00% convertible senior notes due 2032 we are offering(4)	—	625,000	625,000

Total debt(5)	254,883	879,883	879,883

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, no shares outstanding, actual and as adjusted	—	—	—
Common stock, $0.001 par value per share; 290,000,000 shares authorized; 135,701,794 shares outstanding, actual and as adjusted; 138,802,570 shares outstanding, pro forma as adjusted	231	231	234
Additional paid-in capital(6)	2,139,725	2,139,725	2,327,978
Accumulated other comprehensive income	6,443	6,443	6,443
Accumulated deficit	(1,627,154)	(1,627,154)	(1,627,154)
Treasury stock; at cost; 2,660,989, actual, as adjusted and pro forma as adjusted	(53,193)	(53,193)	(53,193)

	As of September 30, 2025
	Actual	As adjusted	Pro forma as adjusted
	(In thousands, except share and per share data)
Total Arrowhead Pharmaceuticals, Inc. stockholders’ equity(6)	466,052	466,052	654,308
Non-controlling interest	37,364	37,364	37,364

Non-controlling interest and stockholders’ equity	503,416	503,416	691,672

Total capitalization	$758,299	$1,383,299	$1,571,555

—————

(1)

Does not reflect our expected use of approximately $42.8 million of the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described in this prospectus supplement.

(2)	Does not include $137.8 million of cash as of September 30, 2025 at Visirna, which is reflected on our balance sheet as cash at variable interest entity.
(3)	Includes $40.0 million current portion.
(4)

The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash special interest payments, if any, we will pay on the notes, which will result in lower reported net income or larger reported net loss.

(5)

Does not include the revolving credit facility of Visirna, under which 72.9 million Chinese Yuan ($10.3 million) was outstanding as of September 30, 2025 and which is classified on our balance sheet as other current liabilities.

(6)

Does not reflect the capped call transactions described in this prospectus supplement. We expect the cost of entering into the capped call transactions to be reflected as a reduction to additional paid-in capital in the stockholders’ equity section of our balance sheet.

DIVIDEND POLICY

We have never paid dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Securities—Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

References to “we,” “us” and “our” in this section refer to Arrowhead Pharmaceuticals, Inc. only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

The notes will:

•	be our senior, unsecured obligations;

•	initially be limited to an aggregate principal amount of $625,000,000 (or $700,000,000, if the underwriters fully exercise their option to purchase additional notes);

•	not bear regular interest, and the principal amount of the notes will not accrete;

•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on January 15, 2032, unless earlier repurchased, redeemed or converted;

•

be redeemable, in whole or in part (subject to the “partial redemption limitation” as defined below under the caption “—Optional Redemption”), at our option, at any time, and from time to time, on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, in the circumstances, and at the redemption price, described below under the caption “—Optional Redemption”;

•

be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on an interest record date to receive any related special interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•

be convertible, at the noteholders’ option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 11.4844 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $87.07 per share), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;

•	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•

initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible with other notes we issue under the indenture for purposes of U.S. federal income tax or federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”).

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, without the consent of or notice to the noteholders. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes (if any) that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and special interest, if any, on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and special interest, if any, on, any physical note as follows:

•

if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any special interest due on an interest payment date, the immediately preceding interest record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Transfers and Exchanges

For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Transfer and Exchange.”

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. We, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

No Regular Interest; Accrual and Payment of Special Interest

The notes will not bear regular interest, and the principal amount of the notes will not accrete. However, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” Unless the context requires otherwise, all references in this prospectus supplement to interest on the notes refer to special interest and default interest (as described below under the caption “—Events of Default—Default Interest”), in each case to the extent the same is payable on the notes.

If any special interest has accrued on any note, then such interest will be payable in arrears on the next “interest payment date” (as defined below under the caption “—Definitions”) to the holder of record of such note as of the close of business on the immediately preceding “interest record date” (as defined below under the caption “—Definitions”). Special interest, if any, will accrue from, and including, the applicable date described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” The amount of any such special interest that is payable on any applicable interest payment date will be the amount of unpaid special interest that has accrued from, and including, the last date as of which such interest has been paid or duly provided for (or, if later, the date as of which such interest has begun to accrue) to, but excluding, such interest payment date (or, if earlier, the date as of which such interest has ceased to accrue, as described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”). Special interest, if any, on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not pay in cash accrued interest on any notes upon their conversion, except under the circumstances described under the caption “—Conversion Rights—Treatment of Interest Upon Conversion.”

If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before an interest record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).

Ranking

The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will not guarantee, and will have no obligations under, the notes. The ability of our subsidiaries to pay dividends or make other distributions or payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

As of September 30, 2025, excluding our subsidiaries and intercompany indebtedness (and excluding 72.9 million Chinese Yuan ($10.3 million) outstanding as of September 30, 2025 under the credit facility of a variable interest entity, Visirna, for which we are the primary beneficiary), we had approximately $254.9 million of indebtedness for borrowed money (including unamortized debt issuance costs and current portion), all of which consisted of senior, secured indebtedness under the Credit Facility. As of September 30, 2025, excluding guarantees of our indebtedness under the Credit Facility and the credit facility of Visirna, our subsidiaries had approximately $12.7 million of liabilities, including trade payables but excluding intercompany liabilities.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries” and “Risk Factors—We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness limits our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.”

Optional Redemption

We may not redeem the notes at our option at any time before January 16, 2029. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion (subject to the partial redemption limitation described below) in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after January 16, 2029 and on or before the 30th “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted with a conversion date that is on or after the date we send the related redemption notice and on or before the second business day immediately before the related redemption date. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

The redemption date will be a day of our choosing that (x) is no more than 55, nor less than 35, scheduled trading days after the date we send the related redemption notice, as described below; and (y) is, as of the related “redemption notice date” (as defined below under the caption “—Definitions”), scheduled to be a business day. However, if, in accordance with the provisions described below under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method,” we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day immediately before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 60, nor less than 15, calendar days after the date we send such redemption notice.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid special interest, if any, on such note to, but excluding, the redemption date. However, if any payment of special interest is due in respect of any interest payment date and the redemption date is after the related interest record date and on or before such interest payment date, then (i) the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, such payment of special interest; and (ii) the redemption price will not include accrued and unpaid special interest on such note to, but excluding, such redemption date.

We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the applicable redemption price and the redemption date.

If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

If we elect to redeem fewer than all of the outstanding notes, at least $75.0 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the time we send the related redemption notice (such requirement, the “partial redemption limitation”).

In addition, if we elect to redeem fewer than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 32nd scheduled trading day (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs on or after the date we send the related redemption notice and on or before the second business day immediately before the related redemption date, the 10th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Redemption” and “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.”

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the applicable redemption date (including as a result of the payment of the related redemption price and any related interest described above on the applicable redemption date).

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 11.4844 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $87.07 per share).

Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”

Treatment of Interest Upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid special interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if any payment of special interest is due in respect of any interest payment date and the conversion date of a note is after the related interest record date and before such interest payment date, then:

•

subject to the applicable depositary procedures in the case of global notes, the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, such payment of special interest; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, cash in the amount of such payment of special interest.

However, such noteholder need not deliver such cash:

•	if we have specified a redemption date that is after such interest record date and on or before the second business day immediately after such interest payment date;

•	if such conversion date occurs after the interest record date immediately before the maturity date;

•

if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such interest record date and on or before the business day immediately after such interest payment date; or

•	to the extent of any (x) overdue special interest or (y) interest that has accrued on any overdue special interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the interest record date immediately before the maturity date, or immediately before any redemption date or fundamental change repurchase date referred to in the bullets in the preceding paragraph, will receive the full amount of any special interest payment that would have been due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted after such interest record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.

Conversion Upon Satisfaction of Common Stock Sale Price Condition

A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder holding at least $3,000,000 in aggregate principal amount of the notes (or such lesser principal amount of notes as may then be outstanding) provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. At such time as we direct the bid solicitation agent (if not us) in writing to solicit bid quotations, we will provide the bid solicitation agent with the names and contact details of three nationally recognized independent securities dealers selected by us, and we will request those security dealers to provide bids to the bid solicitation agent in accordance with the definition of “trading price.” If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before October 15, 2031, we elect to:

•

distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “—Conversion Rate Adjustments—Generally” below); or

•

distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 35 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected (or deemed to have elected) another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “—Settlement Upon Conversion—Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.

Certain Corporate Events

If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.

Conversion Upon Redemption

If we call any note for redemption, then the holder of such note called for redemption may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, October 15, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•

comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable, unless we, in our sole and absolute discretion, agree to permit such owner of such beneficial interest to withdraw such conversion and such withdrawal is reasonably feasible pursuant to the depositary procedures);

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with the applicable depositary procedures if you wish to exercise your conversion rights.

To convert all or a portion of a physical note, the holder of such note must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•

deliver such note to the conversion agent (at which time such conversion will become irrevocable, unless we, in our sole and absolute discretion, agree to permit such holder to withdraw such conversion);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date,” subject to the provision described in the last sentence under the caption “—Settlement Upon Conversion—Delivery of the Conversion Consideration.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required (or a third party fails to make such payment in lieu of us in accordance with the provisions described below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—Repurchase by Third Party”).

Settlement Upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 30 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion.

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after October 15, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on October 15, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before October 15, 2031, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. However, as described above under the captions “—Optional Redemption” and “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” we may in certain circumstances elect that physical settlement apply to all conversions with a conversion date occurring during the periods referred to under those captions. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the business day before the related redemption date; and (ii) if the related redemption date is on or after October 15, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after October 15, 2031.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts). If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or default settlement method change will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Consideration Due Upon Conversion

Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

•	if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

•

if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “ —Definitions”) for each VWAP trading day in the observation period for such conversion; or

•

if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the interest record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion on the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the second scheduled trading day immediately before the maturity date.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)

Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and

D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•

the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of, or assumed by, us or any of our subsidiaries;

•

the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours not described in the preceding bullet and outstanding as of the date we first issue the notes;

•	for a third-party tender offer by any party other than a tender offer by us or one or more of our subsidiaries as described in paragraph (5) above;

•

upon the repurchase of any shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transactions, in each case that are not a tender offer or exchange offer of the kind described under paragraph (5) above;

•	solely a change in the par value of our common stock; or

•	accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A beneficial owner of the notes may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. If the conversion rate is adjusted as a result of a distribution or dividend on our common stock, a beneficial owner of the notes will be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits. Applicable withholding taxes (including backup withholding)

may be withheld from interest, if any, and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) October 15, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•	a note is to be converted and physical settlement or combination settlement applies to such conversion;

•

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

•

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

•

a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

•	a note is to be converted pursuant to physical settlement or combination settlement;

•

the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then:

•

in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

•

in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$64.50	$76.00	$87.07	$100.00	$113.19	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00	$350.00	$400.00	$500.00
January 12, 2026	4.0194	3.0278	2.3673	1.8208	1.4230	1.1575	0.7725	0.5320	0.3738	0.1899	0.0961	0.0460	0.0192	0.0000
January 15, 2027	4.0194	3.0278	2.3673	1.8208	1.4230	1.1490	0.7521	0.5081	0.3502	0.1708	0.0824	0.0369	0.0139	0.0000
January 15, 2028	4.0194	3.0278	2.3673	1.8156	1.3807	1.0963	0.6960	0.4561	0.3046	0.1386	0.0610	0.0238	0.0068	0.0000
January 15, 2029	4.0194	3.0278	2.3661	1.7262	1.2790	0.9924	0.5997	0.3738	0.2368	0.0952	0.0351	0.0099	0.0010	0.0000
January 15, 2030	4.0194	3.0278	2.1949	1.5304	1.0820	0.8046	0.4439	0.2514	0.1436	0.0441	0.0099	0.0005	0.0000	0.0000
January 15, 2031	4.0194	2.7096	1.7843	1.1144	0.7017	0.4697	0.2061	0.0909	0.0383	0.0036	0.0000	0.0000	0.0000	0.0000
January 15, 2032	4.0194	1.6736	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $500.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $64.50 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 15.5038 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and “—Optional Redemption.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•

if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the 10th business day after the relevant conversion date; and

•

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and

(ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event in the manner described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” (or, in the case of a common stock change event that satisfies the provision described in the third parenthetical of the paragraph under such caption, no later than the second business day after the effective date of such common stock change event).

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs, daily conversion values, daily cash amounts or daily share amounts over an observation period, we will, if appropriate, make proportionate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption “—Conversion

Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid special interest, if any, on such note to, but excluding, the fundamental change repurchase date. However, if any payment of special interest is due in respect of any interest payment date and the fundamental change repurchase date is after the related interest record date and on or before such interest payment date, then (i) the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, such payment of special interest; (ii) the fundamental change repurchase price will not include accrued and unpaid special interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes) than such owner would have received had we repurchased such note.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•	the reference property of such common stock change event consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (which fundamental change repurchase price will, if any special interest is accruing on the notes as of the effective date of such fundamental change, be calculated assuming that such fundamental change repurchase price includes accrued and unpaid special interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

•

we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Consolidation, Merger and Asset Sale

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

•

the resulting, surviving or transferee person is us or, if not us, is a corporation (or, if such business combination event is an exempted fundamental change, is a corporation, limited liability company, limited partnership or other similar entity) (such corporation, limited liability company, limited partnership or other similar entity, as applicable, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”) not effected by merger or consolidation.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Events of Default and Remedies.”

Generally

An “event of default” means the occurrence of any of the following:

(1)

a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)	a default for 30 consecutive days in the payment when due of special interest, if any, that has accrued on any note;

(3)

our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events,” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions”) such failure is not cured within three business days after its occurrence;

(4)

a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence;

(5)	a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;

(6)

a default in any of our obligations or agreements under the notes or under the indenture with respect to the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after written notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)

a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $60,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•

constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and

(8)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

For the avoidance of doubt, our failure to provide any notice required to be sent by us under the indenture (other than a notice referred to in paragraph (3) above) will not be the basis of any event of default except pursuant to paragraph (6) above (subject to the 60-day cure period contained therein).

Acceleration

If an event of default described in paragraph (8) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid special interest, if any, on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (8) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by written notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by written notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest, if any, on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs

For the avoidance of doubt, and without limiting the manner in which any “default” (as defined below under the caption “—Definitions”) or event of default can be cured,

•	a default or event of default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•

a default or event of default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and

•

a default or event of default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such default.

In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.

Notice of Defaults

If a default or event of default occurs, then we will, within 30 days after we first obtain knowledge of its occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee, within 120 days after the end of each fiscal year, with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest, if any, on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•

such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•

during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption “—Modification and Amendment,” the right of each holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered, and, if requested, provided security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any cash amounts due on any note that are not made when due (“defaulted amounts”) will not accrue interest except on those days, if any, when special interest accrues on such note. If any special interest accrues on such note on any day, then interest will accrue on such date on all outstanding defaulted amounts, if any, on such note at the rate at which special interest accrues on such note on such day. We refer to such interest, if any, as “default interest.”

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.

Any special interest that accrues on a note will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which such reporting event of default is continuing and special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof, to, and including, the 365th day on which such reporting event of default is continuing and special interest accrues.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Amendment, Supplement and Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

•	reduce the principal, or change the stated maturity, of any note;

•	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

•	reduce the rate, or extend the stated time for the payment, of special interest on any note;

•	make any change that adversely affects the conversion rights of any note;

•

impair the absolute rights of any holder of a note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any special interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•	change the ranking of the notes;

•	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

•	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•	add guarantees with respect to our obligations under the indenture or the notes;

•	secure the notes;

•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•

provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

•

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

•

irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method”;

•

evidence or provide for the acceptance of the appointment of a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent or to facilitate the administration of the trusts under the indenture by more than one trustee;

•

conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	increase the conversion rate as provided in the indenture;

•	provide for or confirm the issuance of additional notes pursuant to the indenture;

•

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•

comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect;

•	comply with the depositary procedures in a manner that does not adversely affect the rights of any noteholder; or

•

make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.

Discharge

For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Defeasance.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged (except for certain surviving rights of the trustee and our obligations with respect thereto) if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the trading price, the daily VWAP, the daily conversion value, the daily cash amount, the daily share amount, any special interest that accrues on the notes, the conversion rate (including adjustments to the conversion rate), the fundamental change repurchase price, the redemption price and calculations relating to whether the notes are convertible. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement, the accompanying prospectus or the related documents. The trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the applicable depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

For purposes of the notes, the description below under this section titled “—No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—No Recourse Against Others.”

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Securities—Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee and each noteholder (by its acceptance of a note) will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Close of business” means 5:00 p.m., New York City time.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 11.4844 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, one-30th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 30.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARWR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.

“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv) our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Interest payment date” means, with respect to a note, each January 15 and July 15 of each year. For the avoidance of doubt, the maturity date is an interest payment date.

“Interest record date” has the following meaning with respect to an interest payment date: (i) if such interest payment date occurs on January 15, the immediately preceding January 1; and (ii) if such interest payment date occurs on July 15, the immediately preceding July 1.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “—Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.

“Make-whole fundamental change conversion period” has the following meaning:

(i) in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii) in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable redemption notice date.

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means January 15, 2032.

“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs on or before October 15, 2031, the 30 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the business day before the related redemption date, the 30 consecutive VWAP trading days beginning on, and including, the 31st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs after October 15, 2031, the 30 consecutive VWAP trading days beginning on, and including, the 31st scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $50,000,000.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $3,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $3,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee, the paying agent or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee, the paying agent or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

•

DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•

an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF THE CONCURRENT CAPPED CALL TRANSACTIONS

In connection with the pricing of the notes, we entered into capped call transactions with the option counterparties. The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock initially underlying the notes.

We intend to use approximately $42.8 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The cap price will initially be approximately $119.33 per share, which represents a premium of approximately 85.0% above the public offering price per share of our common stock in the concurrent equity offering, and is subject to customary anti-dilution adjustments.

The capped call transactions are separate transactions expected to be entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—The capped call transactions may affect the value of the notes and our common stock.”

DESCRIPTION OF OTHER INDEBTEDNESS

On August 7, 2024 (the “Closing Date”), we entered into a Financing Agreement with the guarantors party thereto, the lenders party thereto (the “Lenders”), and Sixth Street Lending Partners (“Sixth Street”), as the administrative agent and collateral agent for the Lenders (the “Financing Agreement”). The Financing Agreement established a senior secured term loan facility of $500.0 million (the “Credit Facility”), consisting of $400.0 million funded on the Closing Date and an additional $100.0 million available at our option, subject to mutual agreement with Sixth Street. The loans under the Credit Facility bear interest at an annual rate of 15.0%, which is paid in kind and added to the outstanding principal balance of the Credit Facility each period. The outstanding principal balance of the Credit Facility, including amounts representing accrued but unpaid interest previously paid in kind, is due and payable on August 7, 2031.

We are permitted to use the net proceeds for working capital, capital expenditures and general corporate purposes of the Company and our subsidiaries.

We have the right to prepay loans under the Credit Facility at any time. We are required to partially repay loans under the Credit Facility with proceeds from certain asset sales, condemnation events and extraordinary receipts, subject, in some cases, to reinvestment rights. If we repay in full the aggregate principal outstanding under the Credit Facility and such payment in full occurs on or prior to August 7, 2028, we will be required to make an additional payment to the lenders under the Credit Facility on such date in an amount necessary for the lenders to achieve a two times multiple of invested capital (the “MOIC”) of the aggregate principal amount funded on the Closing Date (the “MOIC Payment”). If such payment in full occurs after August 7, 2028, we will be required to make a payment to the lenders under the Credit Facility on such date in an amount necessary for the lenders to achieve the greater of the MOIC Payment and the present value of all interest payments that would have been payable from such date through the maturity date of the Credit Facility discounted at the Treasury Rate (as defined in the Financing Agreement) plus 0.5%; provided that such payment amount in this instance will not exceed the amount necessary for the lenders to achieve a 2.5 times MOIC.

Any prepayment will be split with 50% of any such prepayment paying down the principal balance of the loans under the Credit Facility and the other 50% being applied to prepay the MOIC Payment. In the event the prepayment amounts result in fees being prepaid in excess of the actual amounts required to be paid, the excess fees shall be reallocated and applied to reduce the amount of the principal balance upon repayment in full of the loans under the Credit Facility.

All obligations under the Financing Agreement are secured on a first-priority basis by security interests in substantially all assets of the Company and material subsidiaries of the Company, including our intellectual property, subject to certain exceptions, and is guaranteed by material subsidiaries of the Company, including foreign subsidiaries, subject to certain exceptions.

The Financing Agreement contains customary covenants, including, without limitation, a financial covenant to maintain liquidity (cash, cash equivalents and investments) of at least $150.0 million, and negative covenants that, subject to certain exceptions, restrict indebtedness, liens, investments (including acquisitions), fundamental changes, asset sales and licensing transactions, dividends, modifications to material agreements, payment of subordinated indebtedness, distributions from certain parties, and other matters customarily restricted in such agreements. We are subject to restrictions on sales and licensing transactions with respect to certain core intellectual property, subject to certain exceptions, including certain transactions related to areas outside the United States, United Kingdom, European Union, Japan and China. Pursuant to the terms of the Credit Facility, the Issuer and its Subsidiaries are not permitted to have an aggregate principal amount of convertible indebtedness outstanding at any one time in excess of the greater of $300 million and 10% of the market capitalization of the Issuer (based on the closing price of the common stock of the Issuer on the trading date immediately prior to the incurrence of such indebtedness), but in no event greater than $700 million in the aggregate.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the ownership, disposition and conversion of the notes and the ownership and disposition of shares of common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

This summary deals only with a note or share of common stock held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the note on original issuance at the “issue price” for the notes (generally, the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who received the share of common stock upon conversion of the note. This summary is general in nature, does not address all aspects of U.S. federal income taxation and does not address the U.S. federal alternative minimum tax, the Medicare contribution tax, or state, local, estate, gift or non-U.S. tax consequences. In addition, this summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, or the tax consequences applicable to taxpayers subject to special rules, such as:

•

Brokers, dealers in securities or currencies, banks, insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, governmental organizations, tax-qualified retirement plans, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

persons holding notes or shares of common stock as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes or shares of common stock under the constructive sale provisions of the Code;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax;

•	former U.S. citizens or long-term residents of the United States; or

•	partnerships or other pass-through entities or investors in such entities.

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds notes or shares of common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partnership or partner in a partnership holding the notes or shares of common stock, you should consult your tax advisor.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS or a court will not take a different position to that discussed below concerning the tax consequences of the ownership, disposition or conversion of the notes or the ownership or disposition of shares of common stock, or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. BOTH U.S. AND NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO

THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF THE NOTES OR THE OWNERSHIP OR DISPOSITION OF SHARES OF COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

As used herein, a “non-U.S. holder” is a beneficial owner of notes or shares of common stock received upon conversion of the notes (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Consequences to U.S. Holders

Payments of Interest

The notes will be issued with no stated interest and with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. In certain circumstances, we may be obligated to make payments of special interest on a note. However, we believe that there is only a remote possibility that we would pay special interest and therefore the discussion below assumes that no such special interest will be due.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

Except as provided below under the section titled “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”) equal to the difference between the amount realized on such disposition and such U.S. holder’s adjusted tax basis in the note. The amount realized by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note, increased by the amount, if any, included in income as a dividend by the U.S. holder on an adjustment (or the failure to make an adjustment) to the conversion rate of the note, as described in “—Constructive Distributions” below.

Such gain or loss generally will be capital gain or loss. If, at the time of the sale, exchange, redemption, or other taxable disposition of the note, the U.S. holder held the note for more than one year, such capital gain or loss would be long-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains generally are eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely shares of common stock or a combination of cash and shares of common stock in exchange for the note, depending upon our chosen settlement method, as described above under “Description of Notes—Conversion Rights—Settlement Upon Conversion.”

Conversion of Notes into Cash

If a U.S. holder receives solely cash in exchange for notes upon conversion, the U.S. holder will generally recognize gain or loss upon such conversion, determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above in the section titled “—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes”).

Conversion of Notes into Shares of Common Stock

If a U.S. holder receives solely shares of common stock (and cash in lieu of a fractional share) in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into shares of common stock except to the extent of cash received in lieu of a fractional share.

The tax basis of shares of common stock received upon a conversion by a U.S. holder will equal the U.S. Holder’s adjusted tax basis in the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes.

Conversion into Cash and Shares of Common Stock

As described below, the U.S. federal income tax treatment of the conversion of a note into cash and shares of common stock is uncertain, and U.S. holders are urged to consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a recapitalization (which treatment would only apply if the notes are treated as “securities” for U.S. federal income tax purposes) or, alternatively, as a conversion of a portion of the note into shares of common stock and a taxable sale of a portion of the note for cash. The term “security” is not defined in the Code or the U.S. Treasury Regulations and has not clearly been defined by judicial decisions. Therefore, a note may not constitute a “security” for U.S. federal income tax purposes notwithstanding our position.

Possible Treatment as a Recapitalization

We intend to take the position that the notes are securities for relevant U.S. federal income tax purposes and, if upon a conversion, a U.S. holder receives a combination of cash (other than cash in lieu of a fractional share) and shares of common stock, that the conversion will be treated as a recapitalization for U.S. federal income tax purposes. However, as noted above, this position is not free from doubt and there can be no assurance in this regard.

If the conversion is treated as a recapitalization, a U.S. holder would recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the shares of common stock (including any fractional share deemed received) received over the U.S. holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received. Cash received in lieu of a fractional share of common stock upon a conversion of a note would be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally would result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of our common stock and a U.S. holder’s tax basis in the common stock received that is allocable to such fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the U.S. holder has held the note more than one year.

The tax basis of the shares of common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder) generally would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to the receipt of cash in lieu of a fractional share). A U.S. holder’s tax basis in a fractional share of our common stock would be determined by allocating such holder’s tax basis in the shares of our common stock, as determined in accordance with the previous sentence, between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values. A U.S. holder’s holding period for shares of common stock would include the period during which the U.S. holder held the notes.

Alternative Treatment as Part Conversion and Part Redemption

If the conversion of a note into cash and shares of common stock were not treated as a recapitalization as discussed above, the cash payment received (excluding any cash received in lieu of a fractional share) may be treated as proceeds from the sale of a portion of the note taxable in the manner described under “—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes” above, and the shares of common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder (as described above). In that case, the U.S. holder’s adjusted tax basis in the note generally would be allocated pro rata among the shares of common stock received and the portion of the note that is treated as sold for cash based on the fair market value of the shares of common stock and the cash received. The holding period for the common stock received in the conversion would include the holding period for the note.

Exchange in Lieu of Conversion

If a U.S. holder surrenders notes for conversion and such notes are exchanged with a designated financial institution, as described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” the U.S. holder will be taxed on the exchange as a taxable disposition of such notes, and will be required to recognize gain or loss as described under “—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes.” In such case, the U.S. holder’s tax basis in the shares of common stock received will equal the fair market value of the shares of common stock on the date of the exchange, and the U.S. holder’s holding period in the shares of common stock received will begin on the day after the date of the exchange.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes even though no cash or other property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder may be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or notice of redemption may, in some circumstances, be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend to the extent of our current or accumulated earnings and profits as described in the section titled “—Distributions” below.

However, it is not clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received as described in the section titled “—Distributions” below. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend.

Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding as further described below under “Information Reporting and Backup Withholding—U.S. Holders”), such backup withholding may be set off against payments of cash and shares of common stock payable on the notes (or, in certain circumstances, against any payments on the shares of common stock) or sales proceeds payable to or other funds or assets of the U.S. holder.

We are required under current law to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from information reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The regulations, if finalized, will be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but beneficial owners of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Distributions

Distributions, if any, made on our common stock, other than certain pro rata distributions of shares of common stock or rights to acquire shares of common stock, to a U.S. holder of shares of our common stock generally will be included in such U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to the extent in excess of our current and accumulated earnings and profits will be applied against and reduce the U.S. holder’s adjusted tax basis in our shares of common stock (but not below zero) as a tax-free return of capital and, to the extent in excess of such adjusted tax basis, will be treated as capital gain from the sale or exchange of such shares of common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of shares of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the shares of our common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Common Stock Change Event

In the event we undergo certain of the events described above in the section titled “Description of Notes— Conversion Rights—Effect of Common Stock Change Event,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets other than our shares of common stock described in such section.

Depending on the facts and circumstances at the time of such event, such an event could result in a deemed taxable exchange of the notes to a U.S. Holder, potentially resulting in the recognition of taxable gain or loss, and the modified notes could be treated as newly issued at that time. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the ownership and conversion of the modified notes as well as the ownership of the applicable shares of common stock other than our shares of common stock or other consideration may be different from the U.S. federal income tax consequences addressed in this discussion. In particular, whether or not such an event results in a deemed taxable exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer shares of stock of the notes’ obligor. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an event or adjustment.

Consequences to Non-U.S. Holders

Payments of Interest

The notes will be issued with no stated interest and with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. In certain circumstances, we may be obligated to make payments of special interest on a note. However, we believe that there is only a remote possibility that we would pay special interest and therefore the discussion below assumes that no such special interest will be due.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed distributions resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes, see the section titled “—Consequences to U.S. Holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates, as applicable. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive distribution deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding) are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash and shares of common stock payable on the notes (or, in certain circumstances, against any payments on the shares of common stock) or sales proceeds payable to or other funds or assets of the non-U.S. holder.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions and Repurchases, Certain Conversions or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussions below under “Information Reportion and Backup Withholding—Non-U.S. Holders” and “FATCA,” any gain recognized by a non-U.S. holder on the sale, exchange, certain redemptions and repurchases, certain conversions or other taxable dispositions of a note or shares of common stock (as well as upon the conversion of a note into cash or a combination of cash and shares of common stock) will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the notes or shares of common stock, as the case may be, and certain other conditions are met.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States.

With respect to the third bullet point above, in general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we currently are not a USRPHC, or that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to deemed distributions on the notes (if any), distributions on shares of our common stock and the proceeds of a sale or other taxable disposition of a note or shares of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of deemed distributions on the notes (if any) and distributions on shares of our common stock to non-U.S. holders, as well as the amount of tax, if any, withheld with respect to those payments, must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to deemed distributions on a note or distributions on shares of our common stock, provided the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code, and the regulations thereunder (commonly referred to as FATCA) impose withholding at a 30% rate on certain types of “withholdable payments” (including the gross proceeds from the sale or other disposition of, debt instruments, and dividends (including constructive dividends deemed paid) paid on, and the gross proceeds from the sale or other disposition of, stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as specifically defined for purposes of FATCA), whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as specifically defined for purposes of FATCA) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it generally must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as specifically defined for purposes of FATCA), annually report certain information about such accounts and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders.

Foreign governments may enter into, and many foreign governments have entered into, intergovernmental agreements with the United States to implement FATCA in a different manner, and foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the section titled “—Dividends and Constructive Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. FATCA withholding currently applies to payments of constructive dividends on the notes, as well as to payments of dividends, if any, on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other taxable disposition of notes or common stock, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds from sales or dispositions of notes or common stock entirely. The U.S. Department of the Treasury has indicated that taxpayers may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

THE CONCURRENT EQUITY OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, 3,100,776 shares of our common stock or, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 1,550,387 shares of our common stock, which we refer to as the “concurrent equity offering.” The shares of our common stock being offered in the concurrent equity offering are being offered at a public offering price of $64.50 per share, and the pre-funded warrants being offered in the concurrent equity offering are being offered at a public offering price per pre-funded warrant of $64.50 less the initial exercise price of $0.001 per share of our common stock. We have granted the underwriters of the concurrent equity offering a 30-day option to purchase up to an additional 465,116 shares of our common stock. We estimate that the net proceeds to us from the concurrent equity offering, if it is consummated, will be approximately $188.3 million (or approximately $216.6 million if the underwriters of the concurrent equity offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

Each pre-funded warrant will be exercisable at the option of the holder of such pre-funded warrant for the purchase of one share of our common stock at an initial exercise price of $0.001 per share of our common stock. In lieu of paying the exercise price of any exercised pre-funded warrants in cash, the holder of those pre-funded warrants may elect to pay the exercise price by reduction of the number of shares of our common stock due upon settlement of such exercise in accordance with a formula set forth in the pre-funded warrants. The exercise price and number of shares of our common stock due upon exercise of the pre-funded warrants will be subject to customary anti-dilution adjustments. The pre-funded warrants will contain restrictions on exercisability that are designed to prevent any holder of pre-funded warrants (together with its affiliates and certain other parties whose beneficial ownership is aggregated with such holder) from beneficially owning more than 9.99% of our outstanding common stock.

The completion of this offering is not contingent on the completion of the concurrent equity offering, and the completion of the concurrent equity offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent equity offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent equity offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent equity offering. The prospectus supplement for the concurrent equity offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement.

UNDERWRITING

We are offering the notes described in this prospectus supplement through the underwriters named below. J.P. Morgan Securities LLC and Jefferies LLC are acting as book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions stated in the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of notes set forth opposite the underwriter’s name in the following table:

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$227,765,000
Jefferies LLC	227,765,000
BofA Securities, Inc.	56,490,000
Piper Sandler & Co.	56,490,000
RBC Capital Markets, LLC	56,490,000

Total	$625,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, if all of the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any notes made outside of the United States may be made by affiliates of the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the first issuance of notes, to purchase up to $75,000,000 additional aggregate principal amount of notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Us
	No Exercise	Full Exercise
Per Note	2.60%	2.60%
Total	$16,250,000	$18,200,000

We estimate that our total expenses for this offering, but excluding the underwriting discounts and commissions, will be $529,259. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly: (i) sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or (ii) otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or (iii) publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC. This restriction terminates after the close of trading of the common stock on and including the 45th day after the date of this prospectus supplement.

The restrictions on our actions, as described above, do not apply, subject in certain cases to various conditions, to certain transactions, including (i) the securities to be sold hereunder and pursuant to the concurrent equity offering, (ii) the filing of any registration statements on Form S-8 pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement existing as of the date of this prospectus supplement, or pursuant to the grant of an inducement grant award as permitted by Nasdaq Stock Market Rule 5635, (iii) the issuance of common stock or options to purchase common stock or other compensatory equity awards, or issue common stock upon the exercise of options or settlement of restricted stock units, pursuant to any stock option, stock bonus or other stock plan or arrangement existing as of the date of this prospectus supplement (iv) the entry into any capped call transactions and our performance thereunder, entered into in connection with this offering, and (v) any sales of shares of common stock pursuant to the Amended and Restated Open Market Sale AgreementSM, dated as of December 10, 2025, by and between us and Jefferies LLC (as amended and restated, the “Sale Agreement”); provided no sales shall be made under the Sale Agreement for the first 30 calendar days after the date of this prospectus supplement.

The restrictions described above and contained in the lock-up agreements between our directors and executive officers (such persons, the “lock-up parties”) and the underwriters do not apply, subject in certain cases to various conditions, to certain transactions, including transfers of shares of common stock: (i) by will or intestate succession to a legal representative, heir, beneficiary or family member of the lock-up party; (ii) to any trust whose beneficiaries consist exclusively of the lock-up party or a family member of the lock-up party; (iii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the lock-up party or a family member of the lock-up party; and (iv) as distributions of shares of common stock or any security convertible into or exercisable for shares of common stock to limited partners, limited liability company members or stockholders of the lock-up party; provided, in the case of clauses (i)-(iv), that (x) such transfer shall not involve a disposition for value, (y) any such transferee executes and delivers to the representative a lock-up agreement and (z) no public disclosure nor any filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer. In addition, the foregoing restrictions shall not apply to (A) the establishment of any new trading plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act; provided, that no sales of the lock-up party’s shares of common stock shall be made pursuant to such a Plan prior to the expiration of the lock-up period, and such Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the lock-up party, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by the lock-up party, us or any other person, prior to the expiration of the lock-up period; (B) sales or transfers pursuant to any Plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into prior to the date of the lock-up agreement; provided, such Plan has previously been provided to the representatives and no public announcement or filing under the Exchange Act is voluntarily made by the signatory thereto; provided, further that to the extent a public announcement or filing under the Exchange Act is required, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan pursuant to Rule 10b5-1; (C) the exercise of options to purchase shares of common stock granted under any of our stock incentive plan or stock purchase plans, provided that the underlying shares common stock shall continue to be subject to the lock-up restrictions and provided further that any filing under Section 16(a) of the Exchange Act with regard to this clause (C) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (C), and no other public announcement shall be required or shall be made voluntarily in connection with such exercise; (D) the transfer of shares of common stock (or any security convertible into shares of common stock) to us or sold in connection with a vesting event of our securities (including performance share units) or upon the exercise of options to purchase our securities, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the lock-up party in connection with such vesting or exercise, provided that any filing under Section 16(a) of the Exchange Act with regard to this clause (D) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (D), and no other public announcement shall be required or shall be made voluntarily in connection with such exercise; (E) the transfer or disposition of the lock-up party’s shares of common stock (or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock (“Related Securities”)) that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a lock-up agreement agreeing to be subject to the lock-up restrictions; (F) the transfer of shares common stock (or Related Securities) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the shares of common stock involving a change of control of us, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of common stock owned by the lock-up party shall remain subject to the lock-up restrictions; or (G) by bona fide gift, provided that each donee executes and delivers to the representative an agreement in form and substance satisfactory to the representative stating that such transferee is receiving and holding such shares of common stock and/or Related Securities subject to the lock-up restrictions and agrees not to sell or offer to sell such shares of common stock and/or Related Securities, engage in any swap, hedge or similar arrangement or engage in any other activities restricted pursuant to the lock-up restrictions. Certain of our directors and officers were granted restricted stock units and/or stock options, under such existing Plan, which may be settled for shares of our common stock, to vest in installments upon certain vesting schedules.

J.P. Morgan Securities LLC and Jefferies LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

Record holders of our securities are typically the parties to the lock-up agreements with the underwriters and the market standoff agreements with us referred to above, while holders of beneficial interests in our shares who are not also record holders in respect of such shares are not typically subject to any such agreements or other similar restrictions. Accordingly, we believe that certain holders of beneficial interests who are not record holders and are not bound by market standoff or lock-up agreements could enter into transactions with respect to those beneficial interests that negatively impact our stock price. In addition, a shareholder who is neither subject to a market standoff agreement with us nor a lock-up agreement with the underwriters may be able to sell, short sell, transfer, hedge, pledge, lend or otherwise dispose of or attempt to sell short sell, transfer, hedge, pledge, lend or otherwise dispose of, their equity interests at any time after the closing of this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling notes in the open market for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These stabilizing transactions may include making short sales of notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional notes referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional notes, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the option to purchase additional notes. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, Jefferies LLC is the sales agent under the Sale Agreement. Under the Sale Agreement, we may offer and sell, from time to time, up to $500.0 million in shares of our common stock through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain of the underwriters are also acting as underwriters in the concurrent equity offering.

Capped Call Transactions

In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties, which may include certain underwriters or their respective affiliates. The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of notes or at our election (subject to certain conditions) offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction or offset subject to a cap.

We intend to use approximately $42.8 million of the net proceeds from this offering to fund the cost of entering into the capped call transactions. If the underwriters exercise their option to purchase additional notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes after October 15, 2031 or following any repurchase of the notes by us in connection with any fundamental change or redemption and (y) may do so following any repurchase of notes by us other than in connection with any fundamental change or redemption). This activity could also cause or avoid an increase or decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—The capped call transactions may affect the value of the notes and our common stock.”

Foreign jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement and the accompanying prospectus are not disclosure documents for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, have not been lodged with the Australian Securities & Investments Commission and are only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement or the accompanying prospectus in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us that complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Belgium

This prospectus supplement and the accompanying prospectus relate to a private placement of the notes and do not constitute an offer or solicitation to the public in Belgium to subscribe for or acquire the notes. The notes may be offered in Belgium solely to qualified investors within the meaning of the EU Prospectus Regulation or on the basis of any other exemption from an offer of securities to the public as referred to in Article 1(4) of the EU Prospectus Regulation.

The offering has not been and will not be notified to, and this prospectus supplement and the accompanying prospectus have not been, and will not be, notified to, or approved by, the Belgian Financial Services and

Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers) pursuant to the Belgian laws and regulations applicable to the public offering of notes.

The offering, and any materials relating to the offering, may not be advertised to, the securities are not intended to be offered, sold or otherwise made available to, and neither this prospectus supplement and the accompanying prospectus nor any other information circular, brochure or similar documents may be distributed, directly or indirectly, to, and the securities should not be offered, sold or otherwise made available in Belgium to any person qualifying as a consumer (consument/consommateur) within the meaning of the Belgian economic law code (Wetboek van economisch recht/Code de droit économique), as amended from time to time.

Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated July 13, 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The securities may be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Canada

A.

Resale Restrictions. The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the notes in Canada must be made under applicable securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

B.

Representations of Canadian Purchasers. By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

C.

Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

D.

Statutory Rights of Action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

E.

Enforcement of Legal Rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

F.

Taxation and Eligibility for Investment. Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in us in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

China

This prospectus supplement and the accompanying prospectus will not be circulated or distributed in the People’s Republic of China (“PRC”), and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement and the accompanying prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Dubai

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, then you should consult an authorized financial advisor.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

(a)	to any legal entity that is a “qualified investor” as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes will require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation. In the case of any notes being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances that may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or that do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that such person is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, initial purchasers, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

(a)

a corporation (that is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B(1)(a) and Section 309B(1), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to this offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a relevant person).

This prospectus supplement and the accompanying prospectus, and their contents, are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of San Francisco, California will issue an opinion with respect to the validity of the issuance of the notes being offered hereby. Latham & Watkins LLP of San Diego, California is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Arrowhead Pharmaceuticals, Inc. as of September 30, 2025 and 2024, and for each of the years in the two-year period ended September 30, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of September 30, 2023, and for the year ended September 30, 2023, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 have been audited by Rose, Snyder & Jacobs, LLP as stated in their report incorporated by reference in this prospectus and elsewhere in this registration statement, and given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.arrowheadpharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus. The references to www.arrowheadpharma.com in this prospectus or the documents incorporated by reference herein are inactive textual references only. Investors should not rely on any such information in deciding whether to invest in our common stock.

Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, until all of the notes covered by this prospectus supplement are sold:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on November 25, 2025;

•

the information specifically required by Items 10 through 14 of Part III of Form 10-K for the fiscal year ended September 30, 2024, filed on the Company’s Amendment No.  1 on Form 10-K/A on October 10, 2025;

•	the Company’s Current Reports on Form 8-K filed on November 18, 2025 and January 6, 2026; and

•

the description of the Company’s Common Stock contained in its registration statement on Form 8-A/A (Registration No. 000-21898), filed on April 7, 2016, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 177 E. Colorado Blvd., Suite 700, Pasadena CA 91105 or may be made telephonically at (626) 304-3400.

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.arrowheadpharma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

Prospectus

Arrowhead Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or any selling stockholder may offer common stock, preferred stock, debt securities, warrants or a combination of any of these securities. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer may consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

We or any selling stockholder may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from any such sale.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any such prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement.

Our common stock is traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ARWR.” On December 9, 2025, the closing sale price of our common stock on Nasdaq was $68.83 per share. Our principal executive offices are located at 177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105, and our telephone number is (626) 304-3400.

Investing in our securities involves a high degree of risk. You should carefully consider the risk and uncertainties referenced under the heading “Risk Factors” beginning on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by referenced into this prospectus or any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or selling stockholders may offer common stock, preferred stock, debt securities or warrants over time in one or more offerings at prices and on terms to be determined by market conditions at the time of the offering. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders sell any common stock, preferred stock, debt securities or warrants under this prospectus, we will provide a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each prospectus supplement and any relating free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or related free writing prospectus, you should rely on the information in the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. This prospectus may not be used to sell any common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, before you invest in any of the securities being offered hereby.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus or any document incorporated by reference herein, except for historical information, may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements.

The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in Item 1 (Business) and Item lA (Risk Factors) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, factors described under the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and elsewhere in the documents incorporated by reference in this prospectus. Readers should carefully review these risks, as well as the additional risks described in other documents we file from time to time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. Except as may be required by law, we disclaim any intent to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT THE COMPANY

Unless otherwise noted, (1) the term “Arrowhead” refers to Arrowhead Pharmaceuticals, Inc., a Delaware corporation and its Subsidiaries, (2) the terms “Company,” “we,” “us,” and “our,” refer to the ongoing business operations of Arrowhead and its Subsidiaries, whether conducted through Arrowhead or its Subsidiaries, (3) the term “Subsidiaries” refers collectively to Arrowhead Madison Inc., Arrowhead Australia Pty Ltd, Arrowhead Pharmaceuticals NZ Limited, Arrowhead Pharmaceuticals Ireland Limited and Visirna Therapeutics Inc., (4) the term “common stock” refers to Arrowhead’s common stock, par value $0.001 per share, (5) the term “preferred stock” refers to Arrowhead’s preferred stock, par value $0.001 per share and (6) the term “Stockholder(s)” refers to the holders of Arrowhead common stock.

Arrowhead develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and modes of delivery, Arrowhead’s therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes.

There are currently 18 Arrowhead discovered drug candidates in clinical trials ranging from early stage (Phase 1) to late stage (Phase 3). In addition, Arrowhead has a robust discovery stage pipeline which is capable of generating multiple new clinical candidates each year.

Arrowhead recently achieved a transformational milestone with its first commercial launch in 2025, when the U.S. Food and Drug Administration approved REDEMPLO® (plozasiran) as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (“FCS”). Additionally, phase 3 studies (SHASTA-3, SHASTA-4 and SHASTA-5) for severe hypertriglyceridemia (“sHTG”) have been fully enrolled, and Arrowhead plans to file a supplemental New Drug Application for this indication in 2026, pending successful completion of Phase 3 clinical studies. Arrowhead has built a commercial organization to support marketing in FCS, a rare disease, and plans to progressively build its commercial capabilities to also support marketing in sHTG, a higher prevalence disease which will require a larger commercial footprint.

Arrowhead has entered into multiple license and collaboration agreements with leading biotech and pharmaceutical companies, including Sarepta Therapeutics, Inc., Amgen Inc., Takeda Pharmaceutical Company Limited, Glaxosmithkline Intellectual Property (No. 3) Limited and Novartis Pharma AG, for programs that Arrowhead does not intend to commercialize independently. This approach aims to expand the reach of Arrowhead’s technology and provides a source of non-dilutive capital to support REDEMPLO and other wholly-owned programs through commercial stage.

Our principal executive offices are located at 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105 and our telephone number is (626) 304-3400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. Please read carefully the discussion above under the heading “Special Note Regarding Forward-Looking Statements.” For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following is a description of our common stock and our preferred stock. You should refer to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference into this prospectus. Copies of our Certificate of Incorporation and Bylaws may be obtained as described under the heading “Where You Can Find More Information” in this prospectus.

We are authorized to issue up to 290,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 1, 2025, 135,879,657 shares of our common stock were issued and outstanding.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held on each matter to be voted on by stockholders. There is no cumulative voting in the election of directors. The holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to our common stock. The rights of the holders of our common stock are subject to any rights that may be fixed for holders of preferred stock, if any. Holders of our common stock are entitled to receive ratably dividends out of funds legally available, if and when declared from time to time by our board of directors. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of our common stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders, if any.

Our common stock is listed on the Nasdaq under the symbol “ARWR”. The transfer agent and registrar for our common stock is Computershare Trust Company.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our Certificate of Incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Delaware Anti-Takeover Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 of the DGCL generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Description of Debt Securities

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under an indenture. The indenture will be governed by the Trust Indenture Act. The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series.

The following is a summary of the material provisions of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Arrowhead. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

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the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

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any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

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default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)

is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)

results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

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make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

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make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse against Others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Description of Warrants

General Description of Warrants

We may issue warrants for the purchase of debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus, any applicable prospectus supplement or post-effective amendment.

Information regarding the beneficial ownership of our securities by a selling stockholder, the number of securities being offered by a selling stockholder and the number of securities beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in a post-effective amendment. The applicable prospectus supplement or post-effective amendment will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement, or post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in any manner permitted under the Securities Act. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	to dealers; or

•	through agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices. We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more of the transactions described above. Any underwritten offering may be on a best efforts or firm commitment basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

In any sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	any public offering price;

•	identify the amounts underwritten or to be sold through the agent;

•	identify the nature of the underwriter’s, dealer’s or agent’s obligation to take the securities; and

•	any securities exchange or market on which the securities may be listed.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on Nasdaq or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXPERTS

The consolidated financial statements of Arrowhead Pharmaceuticals, Inc. as of September 30, 2025 and 2024, and for each of the years in the two-year period ended September 30, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of September 30, 2023, and for the year ended September 30, 2023, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 have been audited by Rose, Snyder & Jacobs, LLP as stated in their report incorporated by reference in this prospectus and elsewhere in this registration statement, and given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.arrowheadpharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 0-21898. We incorporate by reference the specific documents listed below:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on November 25, 2025;

•	The Company’s Current Report on Form 8-K filed on November 18, 2025; and

•

The description of the Company’s common stock contained in its registration statement on Form 8-A/A (Registration No. 000-21898), filed on April 7, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 177 E Colorado Blvd., Suite 700, Pasadena, CA 91105 or may be made telephonically at (626) 304-3400. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

$625,000,000

0.00% Convertible Senior Notes due 2032

PROSPECTUS SUPPLEMENT

J.P. Morgan

Jefferies

BofA Securities

Piper Sandler

RBC Capital Markets

Financial Advisor to Arrowhead Pharmaceuticals, Inc.

Matthews South, LLC

January 7, 2026